Exhibit (h)(8)
FORM OF THIRD AMENDMENT TO
MASTER SERVICES AGREEMENT
     AMENDMENT made as of the ___day of August, 2007, between STI CLASSIC FUNDS, a Massachusetts business trust (the “Trust”) and CITI FUND SERVICES OHIO, INC., an Ohio corporation, formerly known as BISYS Fund Services Ohio, Inc. (“Citi”), to that certain Master Services Agreement, dated July 16, 2004, between the Trust and Citi (as amended pursuant to amendments dated November 18, 2005 and August ___, 2007, and as in effect on the date hereof, the “Agreement”). All capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.
     WHEREAS, pursuant to the Agreement, Citi performs certain administration, fund accounting and transfer agency services for the investment portfolios of the Trust (individually referred to herein as a “Fund” and collectively as the “Funds”);
     WHEREAS, the Agreement provides that Citi may perform such other services for the Trust or the Funds as are mutually agreed upon by the parties from time to time, for amounts that are mutually agreed upon by the parties;
     WHEREAS, Citi and the Trust wish to enter into this Amendment to the Agreement in order to provide for performance reporting services;
     NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter contained and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Trust and Citi hereby agree as follows:
1.	Amendments.

(a)	Schedule B of the Agreement shall be amended by adding the following to the end thereof:

“34. From time to time, upon request of the Trust, provide performance reporting services (“Performance Reporting Services”) consisting of one or more of the following:

(a)	Creation of templates for the Management’s Discussion of Fund Performance (“MDFP”) section of the annual or semi-annual report;

(b)	Population of the templates with data obtained from third parties, and coordination with third parties responsible for the review of the MDFP;

(c)	Coordination with the print vendor for final printing and distribution.”

(b)	Schedule E of the Agreement is hereby amended by adding the following to the end thereof:

“As compensation for the Performance Reporting Services provided from time to time, the Trust shall pay the fees and rates agreed upon at the time a request is made for such Performance Reporting Services. A quote shall be provided upon request.”
     2. Representations and Warranties.
     (a) The Trust represents (i) that it has full power and authority to enter into and perform this Amendment, (ii) that this Amendment, and all information relating thereto has been presented to and reviewed by the Board of Trustees of the Trust (the “Board”), and (iii) that the Board has approved this Amendment.
     (b) Citi represents that it has full power and authority to enter into and perform this Amendment.
     3. Miscellaneous.
     (a) This Amendment supplements and amends the Agreement. The provisions set forth in this Amendment supersede all prior negotiations, understandings and agreements bearing upon the subject matter covered herein, including any conflicting provisions of the Agreement or any provisions of the Agreement that directly cover or indirectly bear upon matters covered under this Amendment.
     (b) Each reference to the Agreement in the Agreement (as it existed prior to this Amendment) and in every other agreement, contract or instrument to which the parties are bound, shall hereafter be construed as a reference to the Agreement as amended by this Amendment. Except as provided in this Amendment, the provisions of the Agreement remain in full force and effect. No amendment or modification to this Amendment shall be valid unless made in writing and executed by both parties hereto.
     (c) Paragraph headings in this Amendment are included for convenience only and are not to be used to construe or interpret this Amendment.
     (d) This Amendment may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.
*      *      *      *      *

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed all as of the day and year first above written.

STI CLASSIC FUNDS

By:

Name:

Title:

CITI FUND SERVICES OHIO, INC.

By:

Name:

Title: